SHARE PURCHASE AGREEMENT

This SHARE PURCHASE AGREEMENT (“Agreement”) is made and entered into as of December 17, 2021, by and between Counter Press Acquisition Corporation, a Cayman Islands exempted company (the “Company”), and EarlyBirdCapital, Inc. (the “Purchaser”).

WHEREAS, the Purchaser desires to purchase and Company desires to issue and sell to the Purchaser Class A ordinary shares, par value of $US0.0001 each (the “Class A Shares”) on the terms and conditions set forth below.

WHEREAS, this Agreement shall supersede and replace all prior agreements and understandings, oral or written, between the Company and the Purchaser regarding the Purchased Shares covered hereby.

NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, the parties intending to be legally bound, hereby agree as follows:

1. The Transaction. Subject to the terms and conditions set forth in this Agreement, on a closing date to be agreed between the parties hereto, Purchaser will purchases from the Company, and the Company will issues and sells to the Purchaser, 19,375 Class A Shares (the “Purchased Shares”) for an aggregate purchase price of $225.

2. Representations and Warranties of the Company.

The Company hereby represents and warrants to the Purchaser as follows:

2.1. The Company (i) is an exempted company duly incorporated, validly existing and in good standing under the laws of the Cayman Islands, and has full power and authority to own, lease and operate its properties and assets and to conduct its business as now being conducted; and (ii) has all requisite legal and corporate power to execute and deliver this Agreement, and to carry out and perform its obligations hereunder. All corporate actions on the part of the Company, its directors and shareholders, necessary for the authorization, execution, delivery and performance of this Agreement and the performance of the Company’s obligations hereunder, have been taken. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby, will not violate any applicable law or conflict with, or result in a breach of any agreement or other arrangement to which the Company is a party or by which it is bound.

2.2. This Agreement constitutes the valid and binding obligation of the Company, legally enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (i) bankruptcy, insolvency, reorganization, moratorium and other similar laws relating to or affecting creditors generally, or by general equity principles, and (ii) laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

2.3. The authorized share capital of the Company consists of 200,000,000 Class A ordinary shares of par value of US$0.0001 each, 20,000,000 Class B ordinary shares of par value of US$0.0001 each and 1,000,000 preference shares of par value US$0.0001 each.

3. Representations and Warranties of the Purchaser.

The Purchaser hereby represents and warrants to the Company as follows:

3.1. It has all requisite legal and corporate power to execute and deliver this Agreement, and to carry out and perform its obligations hereunder. All corporate actions on the part of the Purchaser, its managers and partners, necessary for the authorization, execution, delivery and performance of this Agreement and the performance of the Purchaser’s obligations hereunder, have been taken. The execution and the delivery of this Agreement and the consummation of the transactions contemplated hereby, will not violate any applicable law or conflict with, or result in a breach of any agreement or other arrangement to which the Purchaser is a party or by which it is bound.

3.2. This Agreement constitutes a valid and legally binding obligation of the Purchaser, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium, and other laws of general application affecting enforcement of creditors’ rights generally, and (ii) as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3. The Purchaser acknowledges that the Purchased Shares it is purchasing subject to the terms of this Agreement are characterized as “restricted securities” under the federal securities laws in as much as they are being acquired from the Company in a transaction not involving a public offering and that under such laws and applicable regulations such securities may be resold without registration under the U.S. Securities Act of 1933, as amended (the “Act”), only in certain limited circumstances. In this connection, the Investor represents that it is familiar with SEC Rule 144, as presently in effect, and understands the resale limitations imposed thereby and by the Act.

3.4. It is understood that certificates evidencing the Purchased Shares (if any) may bear one or all of the following legends or similar legend:

“THESE SECURITIES HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED. THEY MAY NOT BE SOLD, OFFERED FOR SALE, PLEDGED OR HYPOTHECATED IN THE ABSENCE OF A REGISTRATION STATEMENT IN EFFECT WITH RESPECT TO THE SECURITIES UNDER SUCH ACT OR AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED OR UNLESS SOLD PURSUANT TO RULE 144 OF SUCH ACT.”

4. Miscellaneous.

4.1. Governing Law. This Agreement shall be governed by the laws of New York, New York, USA, regardless of any applicable conflict of laws provisions; and the competent courts of the New York, New York, USA, will have the exclusive jurisdiction with respect to any conflict arising in connection herewith.

4.2. Entire Agreement. This Agreement constitutes the full and entire understanding and agreement between the parties hereto with regard to the subjects hereof, and supersedes any and all prior agreements and understandings of the parties concerning such subject matter. Neither this Agreement nor any term hereof may be amended, waived, discharged, or terminated other than by a written instrument signed by both parties hereto.

4.3. Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be enforceable against the party actually executing such counterpart, and all of which together shall constitute one and the same instrument.

4.4. Notices, etc. All notices and other communications required or permitted hereunder shall be in writing and shall be deemed effectively given on the earliest of the following: (a) the date of personal delivery; (b) one (1) business day after transmission by facsimile, addressed to the other party at its facsimile number, with confirmation of transmission; (c) five (5) business day after deposit with a return receipt express courier; or (d) seven (7) business days after deposit in local mail by registered or certified mail. All notices not delivered personally or by facsimile will be sent with postage and/or other charges prepaid and properly addressed at the address as either party shall have notified its counterpart.

[Signatures to Follow]

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IN WITNESS WHEREOF, the parties have executed this Share Purchase Agreement as of the date first above written.

Counter Press Acquisition Corporation		EarlyBirdCapital, Inc.

By:		By:
	(Name & Title of Signatory)		(Name & Title of Signatory)

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